FOR RELEASE At 8:30 A.M. ON OCTOBER 25, 1999



                               MLC Announces ePlus
        ePlus is a comprehensive business to business e-commerce service

HERNDON, VA (October 25, 1999) - MLC Holdings (NASD:MLCH) will start operating and trading as ePlus on November 1, 1999 (new ticker symbol "PLUS"). ePlus is an e-commerce business to business supply chain management service provider serving the commercial, educational, and government markets. The change is the result of MLC's strategic vision and the natural evolution of the company's online services it has been offering since 1996.

"ePlus services allows our customers to significantly increase internal efficiencies and decrease the expense of procuring, owning, and disposing of all types of corporate assets and resources." stated Mr. Phillip G. Norton, ePlus's Chairman, President and Chief Executive Officer. "Our business to business e-commerce platform combines the best features of an ERP supply chain solution and an enterprise-level asset management solution, and delivers the service as a hosted application. It incorporates in a seamless platform, all of the valuable services that are part of ePlus' core competencies. ePlus services are scalable, require minimal implementation and deployment costs to the customer, and are based on standardized open-architecture to insure compatibility with web based e-commerce platforms as well as most legacy systems. ePlus is so key to our future and our strategic direction that we changed our name to brand our company and product."

ePlus services include online procurement, electronic work flow process, supply chain management, and asset management. ePlus also offers leasing, hardware and software sales and service, as well as a full range of technology consulting services. The service allows our customers to reduce the cost and inefficiencies that exist in today's procurement systems. ePlus can provide electronic catalogues and databases for any asset class or service, with an emphasis on information technology equipment. Currently, the Company has over fifty customers using its asset management services, including Proxicom (NASD: PXCM) and Dain Rauscher (NYSE: DRC) who have implemented the full suite of ePlus services.

The company announced that its ticker symbol will change from "MLCH" to "PLUS" on November 1, 1999. In addition, the company stated that its legal name has changed from MLC Holdings, Inc. to ePlus inc. on October 19, 1999.

ePlus will continue to build on strong growth it has experienced over the last three years. ePlus began offering online asset management services in 1996. Since then revenues have grown from $64 million to $193 million for fiscal year ending March 31, 1999. During that same period, total assets also increased from $21 million in 1995 to $154 million in 1999. With over 2,500 customers and 15 sales offices around the country, MLC is one of the fastest growing supply chain and asset management service providers.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company, the continued availability to the Company of adequate financing, the ability of the Company to recover its investment in equipment through remarketing, the successful execution of its e-commerce strategy, and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.

CONTACT:          PHILLIP G. NORTON
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  PHONE: 703-709-1926
                  FAX:   703-834-5718

                  KLEYTON L. PARKHURST (KPARKHURST@MLCGROUP.COM)
                  SENIOR VICE PRESIDENT
                  PHONE: 703-709-1924
                  FAX:   703-834-5718
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